UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

On September 23, 2013, Opexa Therapeutics, Inc. (the “Company”), entered into an amendment with certain holders of its 12% convertible secured promissory notes originally issued on July 25, 2012 (the “Notes”) with respect to certain terms relating to conversion of the Notes.  Pursuant to such Omnibus Amendment to All Outstanding 12% Convertible Secured Promissory Notes of Opexa Therapeutics, Inc. and Associated Registration Rights Agreement (the “Amendment”), all outstanding Notes and the related registration rights agreement dated July 25, 2012 (the “Registration Rights Agreement”) were amended such that, in addition to the existing conversion arrangements, the Notes became convertible at the Company’s election directly into shares of common stock (rather than any intermediate conversion to shares of Series A convertible preferred stock (“Series A”)), at a conversion price of not less than $1.50 nor more than $2.25, based on the most recent closing market price of the Company’s common stock on the NASDAQ Stock Market at the time of the Company’s election to convert the Notes plus any accrued but unpaid interest through the conversion date (the “Outstanding Balance”) into shares of common stock.  Pursuant to the Amendment, upon conversion of the Notes into common stock, the Company covenanted to promptly file a Form S-3 registration statement to register for resale the shares of common stock and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act of 1933.  Notes in the aggregate principal amount of $3,185,000 were outstanding at the time of the Amendment.  The Amendment was approved by requisite holders of more than 75% of the outstanding Notes, thereby amending all outstanding Notes and the Registration Rights Agreement.

The form of Amendment is attached hereto as Exhibit 10.1 and incorporated herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

As a result of the Company’s conversion of all outstanding Notes into shares of common stock as described below in Item 3.02, the security interest granted to the Noteholders in all of the Company’s assets will be released, including $500,000 of restricted cash from proceeds of the July 2012 Note offering which has to this point been held in a controlled deposit account.

Investors in the original July 2012 Note offering included several significant shareholders of the Company at that time, as well as three members of the Company’s Board of Directors and/or affiliates of such Directors.  Entities affiliated with Scott B. Seaman invested an aggregate of $1.3 million in the original Note offering, David E. Jorden invested $115,000 in the original Note offering and Neil K. Warma invested $15,000 in the original Note offering.  An independent special committee of the Company’s Board of Directors reviewed and recommended approval of the terms of the Amendment and the conversion of the Notes into common stock on behalf of the Company and its Board of Directors.

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Item 3.02          Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is incorporated herein by reference.  On September 24, 2013, the Company converted the Outstanding Balance as of such date of $3,275,053 into an aggregate of 1,714,697 shares of common stock at a conversion price of $1.91, which was the most recent closing market price of the Company’s common stock on the NASDAQ Stock Market when the Company effected such conversion.  The issuance of the shares of common stock upon conversion of the Notes was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of applicable states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws, based upon representations made by the investors (each of whom is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D).

Item 3.03            Material Modification to Rights of Security Holders

         The disclosure in Item 1.01 above is incorporated herein by reference.

Item 8.01          Other Events.

On September 25, 2013, the Company issued a press release announcing the conversion of the Notes and release of the security interest in its assets, as described above in Items 1.01and 3.02.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Form of Omnibus Amendment to All Outstanding 12% Convertible Secured Promissory Notes of Opexa Therapeutics, Inc. and Associated Registration Rights Agreement, made effective as of September 23, 2013, by and among Opexa Therapeutics, Inc. and certain holders of its 12% Convertible Secured Promissory Notes.

99.1	Press Release issued by Opexa Therapeutics, Inc. on September 25, 2013.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	September 25, 2013	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Omnibus Amendment to All Outstanding 12% Convertible Secured Promissory Notes of Opexa Therapeutics, Inc. and Associated Registration Rights Agreement, made effective as of September 23, 2013, by and among Opexa Therapeutics, Inc. and certain holders of its 12% Convertible Secured Promissory Notes.

99.1	Press Release issued by Opexa Therapeutics, Inc. on September 25, 2013.